EXHIBIT 10.22

THESE SECURITIES, I. E., THIS DEBENTURE AND THE CONVERSION SHARES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS DEBENTURE AND THE CONVERSION SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE OR THE CONVERSION SHARES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY HOLDER), IN A GENERALLY ACCEPTABLE FORM THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, Coates International, Ltd. a Delaware corporation (the “Borrower”), promises to pay to Group 10 Holdings LLC (the “Holder”) or its registered assigns or successors in interest, the sum of Seventy Three Thousand Five Hundred Dollars ($73,500), together with all accrued interest thereon, on the one year anniversary from the Effective Date, as hereinafter defined (the “Maturity Date”), if not sooner paid.

The following terms and conditions shall apply to this Convertible Debenture (the “Debenture”):

ARTICLE I
INTEREST & AMORTIZATION

1.1        Contract Rate. Subject to Sections 4.1 and 5.7 hereof, interest payable on this Debenture shall accrue at a rate per annum equal to 8% (Eight Percent) and shall be computed on the basis of a 365-day year.

1.2        Consideration. The principal sum of this Debenture is Seventy Three Thousand Five Hundred Dollars ($73,500) plus accrued and unpaid interest and any other fees. The purchase price paid by Holder for the Debenture, which is the consideration received by Borrower for the Debenture, is Seventy Thousand Dollars ($70,000) payable by wire transfer or other immediately available funds. Thus, as of the Effective Date, there exists a Three Thousand Five Hundred Dollar ($3,500) Original Issue Discount (the “OID”). Interest shall accrue and be payable on the full principal amount of the Debenture, inclusive of the OID, and payment of the full principal amount (inclusive of OID) shall be required regardless of time and manner of payment or prepayment by Borrower. Upon conversion, Holder shall receive credit for the full principal amount converted (inclusive of the OID).

1.3        Payments. Payment of the aggregate principal amount outstanding under this Debenture (the “Principal Amount”), together with all accrued interest thereon shall be made on the Maturity Date.

1.4        Prepayment Option. Subject to the approval of the Holder for prepayments after 180 days, the Borrower may prepay in cash all or any portion of the Principal Amount of this Debenture and accrued interest thereon, with a premium, as set forth below (each a “Prepayment Premium”), upon ten (10) business days prior written notice to the Holder. The Holder shall have the right to convert all or any portion of the Principal Amount and accrued interest thereon in accordance with Article II hereof during such ten (10) business day notice period. The amount of such prepayment premium shall be determined by multiplying that portion of the Principal Amount and accrued interest to be converted, if any, by the then applicable prepayment percentage (the “Prepayment Percentage”). The Prepayment Percentage shall be as follows: (i) 15%, (Fifteen percent) if there is a Prepayment at any time from the Effective Date until 120 (One Hundred Twenty) days after the Effective Date; (ii) 20%,(Twenty Percent) if there is a Prepayment at any time from 121 days after the Effective Date until 150 (One Hundred Fifty) days after the Effective Date; and (iii) 45% (Forty Five Percent), if there is a Prepayment at any time 151 (One Hundred Fifty One) days after the Effective Date.

ARTICLE II
CONVERSION REPAYMENT

2.1.       Optional Conversion. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time after the Effective Date and until the Maturity Date, or thereafter during an Event of Default, to convert all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into fully paid and nonassessable shares of Common Stock of the Borrower (the “Common Stock”) at the Conversion Price (as defined below). The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

2.2.       Calculation of Conversion Price. The conversion price (the “Conversion Price”) shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Subject to Section 4.6 hereof, the Conversion Price shall mean the lesser of (a) Sixty Five Percent (65%) multiplied by the average of the two lowest closing bid prices of the Borrower’s Common Stock during the twenty (20) trading days prior to the date a Notice of Conversion is given, (which represents a discount rate of Thirty Five Percent (35%)) or (b) Five and a half cents ($0.055). In the event that Coates International Ltd., common stock prices closes below Two Cents ($0.02) for three (3) consecutive trading days prior to a Notice of Conversion the Conversion Price shall increase to Sixty Percent (60%) multiplied by the average of the two lowest closing bid prices of the Borrower’s Common Stock during the twenty (20) trading days prior to the date a Notice of Conversion is given, (which represents a discount rate of Forty Percent (40%)) For purposes of this Section 2.2 the term “Closing Bid Price” means the closing bid price on the Over-the-Counter Bulletin Board or applicable trading market (the “OTC Market”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e., Bloomberg) or, if the OTC Market is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded.

2.3.       Conversion Limitation. Notwithstanding anything contained herein to the contrary, the number of Conversion Shares that may be acquired by the Holder upon conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  By written notice to the Company, the Holder may increase, decrease or waive the provisions of this Section 2.3 as to itself but any such waiver will not be effective until the 61st (Sixty first) day after delivery thereof.

2.4.       Mechanics of Holder’s Conversion. Subject to Section 2.3 hereof, this Debenture will be converted by the Holder in part from time to time after the Effective Date, by submitting to the Borrower and/or the transfer agent of record (i) a notice of conversion (“Notice of Conversion”), and (ii) an opinion of counsel obtained by Holder at its own cost and expense (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”), (whether by facsimile, as a Portable Document (PDF) file sent by electronic mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, provided there are no errors in the Notice of Conversion and/or any reasonable objections to the content of the opinion of counsel regarding the Rule 144 opinion referred to above, (“Holder Conversion Delays”), Borrower shall issue instructions to the transfer agent within one (1) business day from the receipt of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by Borrower of the Notice of Conversion (the “Delivery Date”). In the event of a Holder Conversion Delay, these conversion timeframes shall be extended accordingly, for the amount of time required to resolve such Holder Conversion Delays. In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised, and the Conversion Shares issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

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2.5.       Late Payments. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article II beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss the Borrower agrees to pay late fees to the Holder for late issuance of such shares in the form required pursuant to this Article II upon conversion of the Debenture, in the amount equal to One Thousand U.S Dollars ($1,000) per business day after the Delivery Date. The Borrower shall pay any fees incurred under this Section in immediately available funds upon demand and such fees shall also be eligible to be converted into Conversion Shares as set forth in this Article II.

2.6       Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Conversion Price.

2.7        Authorized and Reserved Shares. The Borrower represents and warrants and covenants and agrees that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture. At all times during which this Debenture is outstanding, the Borrower shall reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Conversion Shares. The Borrower agrees that it will take all such reasonable actions as may be necessary to assure that the Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable trading market upon which the Common Stock may be listed. The Borrower agrees to reserve Fifteen Million (15,000,000) shares of Common Stock from its authorized and unissued shares within 3 (three) business days from the Effective date. Further, the Borrower agrees to provide the Holder with confirmation evidencing the execution of the share reservation within 3 (three) business days from the Effective Date.

2.8        Issuance of New Debenture. Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. Subject to the provisions of Article III, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Debenture. Holder will forebear from requiring the issuance of new debentures as partial conversions are effected, unless it has valid business benefit therefor.

2.9        Fractional Shares. No fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which Holder would otherwise be entitled to upon such conversion, the Borrower shall round up to the next whole share.

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2.10      Par Value; Further Assurances.

             (a)          The Borrower covenants that during the period that the Principal Amount of the Debenture and any accrued interest and fees thereon remain outstanding, it will ensure that the par value of any Conversion Shares shall not exceed the amount payable therefor upon such exercise immediately prior to such exercise. The Borrower further covenants that it shall take all appropriate actions, including, without limitation, amending its articles or certificate of incorporation and any other voluntary action, such as calling a meeting of shareholders to approve any such amendment, to ensure that the amount payable for any Conversion Shares shall at all times exceed the par value thereof by at least Four Hundred Percent (400%).

             (b)          Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles or certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Debenture against impairment. Without limiting the generality of the foregoing, the Borrower will (a) not increase the par value of any Conversion Shares above the amount payable therefor upon such exercise immediately prior to such exercise, (b) take all such action as may be necessary or appropriate in order that the Borrower may validly and legally issue fully paid and nonassessable Conversion Shares upon the exercise of this Debenture and (c) use its commercially best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Borrower to perform its obligations under this Debenture.

ARTICLE III
EVENTS OF DEFAULT

The occurrence of any of the following events, while this Debenture is outstanding, set forth in Article III, inclusive, shall be an “Event of Default;” provided that any Event of Default may be cured within a ten (10) business day period except as otherwise provided herein:

3.1        Failure to Pay Principal, Interest or Other Fees. Borrower fails to pay principal, interest or other fees hereon and such failure shall continue for a period of two (3) calendar days following the date upon which any such payment was due.

3.2        Breach of Covenant. Borrower breaches any covenant or other term or condition of this Debenture in any material respect and such breach, if subject to cure, continues for a period of ten (10) calendar days after the occurrence thereof.

3.3        Breach of Representations and Warranties. Any representation or warranty of Borrower made herein shall be false or misleading in any material respect.

3.4        SEC Filings. At any point while this Debenture is outstanding, the Company is not current with its reporting responsibilities under Section 13 of the Securities Exchange Act of 1934. Furthermore, Borrower fails to timely file, when due, any SEC report, including any required XBRL file along with such report (e.g., Forms 8-K, 10-Q or 10-K, or Schedules 14A, 14C or 14(f)), or, if the filing date of such report is properly extended pursuant to SEC Rule 12b-25, when the date of any such filing extension lapses, or any post-effective amendment to any SEC Registration Statement.

3.5        Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of 10 consecutive trading days, provided that Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The “Principal Market” for the Common Stock shall include the OTC Bulletin Board, NASDAQ Capital Market, NASDAQ Global Market, NYSE Amex, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

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3.6        SEC Reporting Status Matters.

             (a)          Borrower indicates by check mark on the cover page of an SEC report filing that it has not (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

             (b)          Borrower indicates by check mark on the cover page of an SEC report filing that it has not submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

             (c)          Borrower indicates by check mark on the cover page of an SEC report filing that it is a shell company (as defined in Rule 12b-2 of the Exchange Act); or

             (d)          Borrower files a Form 15 with the SEC to deregister its Common Stock. In such an event, Borrower shall file current reports with attorney opinions on not less than a quarterly basis on www.otcmarkets.com until such time as Borrower re-registers its Common Stock with the SEC.

3.7        Receiver or Trustee. Each of the Borrower or its subsidiaries (“Subsidiaries”), if any, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any.

3.8        Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $100,000 in the aggregate for Borrower, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

3.9        Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries (Federal law or applicable state law) which has not been dismissed within 60 days after its filing.3.10 DTC Eligibility. The Borrower shall lose its status as “DTC Eligible” or the Borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System through a “deposit chill” or otherwise.

3.12       Reservation of Shares. The Borrower shall fail timely to reserve shares of Common Stock from its authorized and unissued shares pursuant to Section 2.7

ARTICLE IV

DEFAULT RELATED PROVISIONS AND OTHER PRIVILEGES

4.1        Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Debenture shall automatically be increased to a rate of 18% per annum, effective as of the Effective Date of this Debenture, which interest shall be payable in cash or Common Stock, at the option of the Borrower.

4.2        Default Penalty Payment. Following the occurrence and during the continuance of an Event of Default, the Borrower agrees to pay a Penalty Payment to the Holder in the amount equal to One Thousand U.S. Dollars ($1,000) per business day commencing the business day following the Event of Default occurs. The Borrower shall pay any fees incurred under this Section in immediately available funds upon demand and such fees shall also be eligible to be converted into Conversion Shares as set forth in this Article II.

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4.3        Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Debenture is paid in full.

4.4        Cumulative Remedies. The remedies under this Debenture shall be cumulative.

4.5        Immediately Due and Payable. Upon the occurrence of an Event of Default, this Debenture shall become immediately due and payable at the option of Holder upon written notice of acceleration delivered to Borrower; provided that such notice shall not be required for an Event of Default under Section 3.9 and, in such event, this Convertible Debenture shall become automatically due and payable without the need for Holder to give notice.

4.6        INTENTIONALLY DELETED BY MUTUAL CONSENT OF THE PARTIES.

4.7        Piggyback Registration Rights. The Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Lender at its election in the form of cash payment or addition to the balance of this Note. Notwithstanding the foregoing, in the event a registration statement is filed with respect to an underwritten offering or a selling shareholder registration statement relating solely to holders of Borrower’s shares who paid cash for their shares in a sale placed by an independent placement agent, the number of shares owned by Lender to be included in any such registration statement may be limited if in the opinion of the underwriter or placement agent, the sale of such shares by the Lender would adversely impact the sale of shares by the underwriter or selling stockholders included therein.

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ARTICLE V

MISCELLANEOUS

5.1        Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by FedEx or other reputable express courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below (v) sent via Email whereby a return Email confirming receipt has been delivered. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the next business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Coates International, Ltd.

Attn: Barry C. Kaye and George J. Coates

Highway 34 & Ridgewood Road

Wall Township, NJ 07719

If to the Holder:

Group 10 Holdings LLC

Attn: Adam Wasserman

11 Island Ave. #1108

Miami Beach, FL 33139

EIN # 32-0409845

adam@group10llc.com

No change in any of such addresses shall be effective insofar as notices under this Section 5.2 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 5.2.

5.3        Amendment Provision. Any term of this Debenture may be amended only with the written consent of the Holder and the Borrower. . The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

5.4        Assignability. This Debenture shall be binding upon both parties and their successors and assigns, and shall inure to the benefit of each party and their successors and assigns, and may not be assigned by either party without the prior written consent of the other party, which consent may not be unreasonably withheld.

5.5        Prevailing Party and Costs. In the event any attorney is employed by any party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Debenture or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Debenture, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

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5.6        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of law. HOLDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of Miami-Dade, State of Florida. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Debenture or any of the transactions contemplated herein will be finally settled by binding arbitration in Miami-Dade County, Florida in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Florida law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

5.7        Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to the Holder and thus refunded to the Borrower.

5.8        Construction. Borrower acknowledges that it had the opportunity to have its legal counsel participate in the preparation of this Debenture and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Debenture to favor any party against the other.

5.9        Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of Borrower.

5.10      Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed.

[signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Convertible Debenture to be signed in its name effective as of the 12th day of June 2014 (the “Effective Date”).

BORROWER:

Coates International, Ltd

By:	/s/ Barry C. Kaye
Name:	Barry C. Kaye, CPA
Title:	Treasurer and Chief Financial Officer

HOLDER:

Group 10 Holdings, LLC

By:	/s/ Adam Wasserman
Name:	Adam Wasserman
Title:	Managing Member

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EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the amounts owed under the Convertible Debenture into Common Stock)

[NAME OF HOLDER]

[ADDRESS]

The undersigned hereby converts $_________ due under the Convertible Debenture issued by ____________________________, Inc. (“Borrower”) dated as of ____________ __, 2014 by delivery of shares of Common Stock of Borrower on and subject to the conditions set forth in Article II of the Convertible Debenture.

1. Date of Conversion _______________________

2. Shares To Be Delivered: _______________________

[NAME OF BORROWER]

By: _______________________________
Name: _____________________________
Title: ______________________________

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